Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SAFLINK Corporation:

We consent to the incorporation by reference in registration statements (Nos. 333-92072, 333-74253, 033-68832, and 333-118249) on Form S-8, registration statements (Nos. 033-62430, 333-75789, 333-23467, 333-01510, 333-58575, 333-54084, 333-112287, 333-119778, and 333-114594) on Form S-3, registration statement (No. 333-97221) on Form S-2 and registration statement (No. 333-68642) on Form S-1 of SAFLINK Corporation of our report dated March 15, 2005, relating to the consolidated balance sheets of SAFLINK Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004, annual report on Form 10-K of SAFLINK Corporation.

/s/ KPMG LLP

Seattle, Washington
March 28, 2005